U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GREAT SPIRITS, INC.
(Exact name of registrant as specified in its charter)

.
Colorado	2080	20-5572519
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

215 N. Washington Street
Monte Vista, Colorado 81144
(719) 849-8162
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Dana Hyde
President
Great Spirits, Inc.
215 N. Washington Street
Monte Vista, Colorado 81144
(719) 849-8162
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
David J. Wagner, Esq.
David Wagner & Associates, P.C.
Penthouse Suite
8400 East Prentice Avenue
Greenwood Village, Colorado 80111
Office(303) 793-0304
Fax (303) 409-7650

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of			Proposed
each Class		Proposed	Maximum
of Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	per Share	Amount	Fee (1)
Common Stock	181,000	$0.25	$45,250	$30
Total	181,000	$0.25	$45,250	$30
________________________

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November __, 2007

PROSPECTUS

GREAT SPIRITS, INC.
215 N. Washington Street
Monte Vista, Colorado 81144
(719) 849-8162

181,000 shares of common stock
 Par Value $0.001 Per Share

This prospectus relates to the offering by the selling stockholders of Great Spirits, Inc. of up to 181,000 shares of our common stock, par value $0.001 per share.  We will not receive any proceeds from the sale of common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $0.25 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares  at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock does not currently trade in the public market.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 5 .

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, passed upon the truthfulness or accuracy, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November__, 2007.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

GREAT SPIRITS, INC.
215 N. Washington Street
Monte Vista, Colorado 81144
(719) 849-8162

SUMMARY

    The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

    For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “we,” “us,” and “our,” refer to Great Spirits, Inc., a Colorado corporation and its wholly-owned subsidiary, Rocky Mountain Distilleries, Inc. Except as we might otherwise specifically indicate, all references us include our subsidiary.

Our Company.

             We are a Colorado corporation. We were incorporated on August 31, 2006. Our proposed business is to distill and market to the public a premium-priced potato vodka. We see our business niche in the premium-priced potato vodka business, as opposed to the distilled grain spirits market in general. We are a holding company to Rocky Mountain Distilleries, Inc., a wholly-owned subsidiary, which was incorporated in September, 2005 and which will be the actual operating company. Both we and our subsidiary are headquartered in Monte Vista, Colorado. We acquired the capital stock of Rocky Mountain Distilleries, Inc. in a tax-free exchange under the Internal Revenue Code in September, 2006.

We plan to begin our operations by marketing potato vodka which has been distilled for us by third party contractors. Eventually, we plan to construct a distillery in Monte Vista, Colorado and to distill and market a premium-priced potato vodka produced at the distillery. Our initial marketing focus will be nationwide. We plan to sell its product directly to the public through distributors of alcoholic beverages.

At the present time, we have limited active operations. Through our subsidiary, we have always been in the development phase. Our present operations consist of developing the vodka formula and labeling and acquiring the distillery property. Eventually we plan to finance the distillery through a real estate loan on the property guaranteed by our principal officers.

    In June, 2007, we completed a registered offering of our common shares under the provisions of the Colorado securities laws and under an exemption from the federal securities laws. We sold a total of 181,000 common shares at a price of $0.25 per share to a total of forty investors. We raised a total of $45,250 in this offering.

We have not been subject to any bankruptcy, receivership or similar proceeding.

    Our address is 215 N. Washington Street, Monte Vista, Colorado 81144 Our telephone number is (719)849-8162.

This Prospectus

We have undertaken several transactions the result of which has been the issuance of shares that have restrictions on their transferability.  In order to provide those investors with liquidity for their shares, we are filing with the SEC this prospectus as part of a registration statement to register those securities.  We will not receive any proceeds from any sales of these shares.

THE OFFERING

Common stock currently outstanding	8,248,020(1)
Common stock offered by the selling stockholders	181,000 shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.
______________

(1)	Shares of common stock outstanding as of October 15, 2007.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. The following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

We are recently formed, have no operating history, and have never been profitable.  We have negative retained earnings.

We were formed as a Colorado business entity in August, 2006. Our wholly-owned subsidiary was formed in September, 2005. At the present time, we are a development stage company which is only minimally capitalized, has not engaged in any substantial business activity, and has no successful operating history. There can be no guarantee that we will ever be profitable. From our inception on August 31, 2006 through September 30, 2007, we have generated no revenue. We had a net loss of $18,306 .from our inception on August 31, 2006 through September 30, 2007.  At September 30, 2007 we had negative retained earnings of $18,306.

Because we had incurred operating losses from our inception, our accountants have expressed doubts about our ability to continue as a going concern.

For the period ended June 30, 2007, our accountants have expressed doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

w 	our ability to begin active operations;

w 	our ability to locate clients who will purchase our vodka products; and

w 	our ability to generate revenues.

Based upon current plans, we may incur operating losses in future periods because we may, from time to time, be incurring expenses but not generating sufficient revenues. We expect approximately $50,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will cause us to go out of business.

We have a lack of liquidity and will need additional financing in the future. Additional financing may not be available when needed, which could delay our development or indefinitely postponed.

We are only minimally capitalized. Because we are only minimally capitalized, we expect to experience a lack of liquidity for the foreseeable future in our proposed operations. We will adjust our expenses as necessary to prevent cash flow or liquidity problems. However, we expect we will need additional financing of some type, which we do not now possess, to fully develop our operations. We expect to rely principally upon our ability to raise additional financing, the success of which cannot be guaranteed. We will look at both equity and debt financing, including loans from our principal shareholder. However, at the present time, we have no definitive plans for financing in place, other than the funds which may be loaned to us by Ms. Hyde, our President. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. To the extent that we experience a substantial lack of liquidity, our development in accordance with our proposed plan may be delayed or indefinitely postponed, our operations could be impaired, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

As a company with no operating history, we are inherently a risky investment.

We have no operating history. Because we are a company with no history, the operations in which we engage in, to distill and market to the public a premium-priced potato vodka, is an extremely risky business. An investor could lose his entire investment.

Our operations are subject to our ability to successfully market our products. We have no substantial history of being able to successfully market our products.

Our operations will depend, among other things, upon our ability to develop and to market our vodka product for sale to consumers. Further, there is the possibility that our operations will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain the investment. An investor could lose his entire investment.

There are factors beyond our control which may adversely affect us.

Our operations may also be affected by factors which are beyond our control, principally general market conditions and changing consumer tastes.  Any of these problems, or a combination thereof, could have affect on our viability as an entity. We may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

Intense competition in our market could prevent us from developing revenue and prevent us from achieving annual profitability. In either situation, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

We plan to distill and market to the public a premium-priced potato vodka. While the barriers to entry are significant, more importantly, it is necessary to gain a share of the potato vodka market. The barriers to gaining a market share are significant. We face strong competitors in all areas of our business. All aspects of our business are highly competitive. All of our competitors are larger than us and have greater financial resources than we do. All of our competitors have substantially greater experience distilling and marketing to the public premium-priced vodka, including potato vodka. Competition with these companies could curtail price increases or could require price reductions or significant spending on marketing and sales, any of which could adversely affect our results of operations. Competition from larger and more established companies is a significant threat and is expected to increase.

Our products could be rendered noncompetitive or obsolete. Any competition may cause us to fail to gain or to lose market share, which could result in reduced margins for our products. Competitive pressures may not only impair our margins but may also impact our revenues and our growth.

We currently have no suppliers or third party distillery contracts.

We currently have no contracts with any suppliers or third party distilleries for the production of our product. We may never acquire either suppliers or third party distilleries, either of which could cause our business to fail.

Fluctuations in the supply and prices of raw materials could negatively impact our financial results.

Under normal market conditions, raw materials for our proposed product are generally available on the open market. From time to time, however, the prices and availability of these raw materials may fluctuate significantly, which could impair our ability to procure necessary products, or increase the cost of our product. If material costs increase, and we are unable to pass along, or are delayed in passing along, those increases to our customers, we will experience reductions to our profit margins and our ability to generate a profit will be reduced or eliminated completely.

Our success will be dependent upon our management’s efforts. We cannot sustain profitability without the efforts of our management.

Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of any or all of these individuals, particularly Ms. Dana Hyde our President, could have a material, adverse impact on our operations. We have no written employment agreements with any officers and directors, including Ms. Hyde. We have not obtained key man life insurance on the lives of any of our officers or directors.

Our stock has no public trading market and there is no guarantee a trading market will ever develop for our securities.

There has been, and continues to be, no public market for our common stock. An active trading market for our shares  has not, and may never develop or be sustained. If you purchase shares of common stock, you may not be able to resell those shares at or above the initial price you paid. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

*    actual or anticipated fluctuations in our operating results;

*    changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

*    changes in market valuations of other companies, particularly those that market services such as ours;

*    announcements by us or our competitors of significant innovations,  acquisitions, strategic partnerships, joint ventures or    capital commitments;

*    introduction of product enhancements that reduce the need for our products;

*    departures of key personnel.

Of our total outstanding shares as of October 15, 2007, a total of 8,067,020, or approximately 98%, will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently not quoted on in any market. If our common stock becomes quoted, we anticipate that it will trade well below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

The over-the-counter market for stock such as ours is subject to extreme price and volume fluctuations.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

Buying low-priced penny stocks is very risky and speculative.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

Resale Limitations imposed by most states will limit the ability of our shareholders to sell their securities unless they are Colorado residents.

The only state in which we plan to register this offering is Colorado. As a result, our selling shareholders may be limited in the sale of their Shares. The laws of most states require either an exemption from prospectus and registration requirements of the securities laws to sell their shares or registration for sale by this prospectus. These restrictions will limit the ability of non-residents of Colorado to sell the securities. Residents of other states must rely on available exemptions to sell their securities, such as Rule 144, and if no exemptions can be relied upon, then the selling shareholders may have to hold the securities for an indefinite period of time. Shareholders of states other than Colorado should consult independent legal counsel to determine the availability and use of exemptions to re-sell their securities.

We do not expect to pay dividends on common stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).   This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

       These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated interdealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The selling stockholders will sell their shares at the initial offering price of $0.50 per share until the shares are traded on the OTC Bulletin Board or a national securities exchange, at which point the selling shareholders may sell the registered shares at  the prevailing market price for the shares at the time of sale. We will file a post-effective amendment to this registration statement to reflect a change to the market price when the shares begin trading on a market.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders

As of October 15, 2007, there were 97 record holders of our common stock and there were 8,248,020 shares of our common stock outstanding. No public market currently exists for shares of our common stock. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

         The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

            In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information

      We have no outstanding stock options or other equity compensation plans.

Reports

Once our registration statement under Form SB-2 has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

           The stock transfer agent for our securities is X-Clearing Corp, of Denver, Colorado. Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202. Their phone number is (303)573-1000.

Dividend Policy

 We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

       The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

 The following tables provide selected financial data about us for the periods ended June 30, 2007 and September 30, 2007.   For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data: at September 30, 2007

Cash	$24,194
Total assets	$24,194
Total liabilities	$815
Shareholders' equity	$23,379

Operating Data: at September 30, 2007

Revenues	$-0-
General and administrative expenses	$5,025
Net Income(Net Loss)	$5,025

Balance Sheet Data: at June 30, 2007

Cash	$33,605
Total assets	$33,605
Total liabilities	$4,635
Shareholders' equity	$28,970

Operating Data: at June 30, 2007

Revenues	$-0-
General and administrative expenses	$13,281
Net Income(Net Loss)	$13,281

Results of Operations.

From our inception on August 31, 2006 through September 30, 2007, we generated no revenue and, therefore, had no cost of goods sold or gross profit. As a result we have no operating history upon which to evaluate our business. In addition, we have a history of losses. We had a net loss of $18,306 for this period.

As of June 30, 2007, our accountants have expressed doubt about our ability to continue as a going concern as a result of our history of net loss. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully distill and market our premium-priced potato vodka and our ability to generate revenues.

Operating expenses, which consisted solely of general and administrative expenses for the period from August 31, 2006 through September 30, 2007 was $18,306. The major components of general and administrative expenses include accounting, consulting and stock transfer fees.

As a result of the foregoing, we had a net loss of $18,306 for the period from August 31, 2006 through September 30, 2007. We currently have no revenue but continue to develop our plan to market vodka through a third party contractor.

Because we do not pay salaries, and our major professional fees have been paid for the year, operating expenses are expected to remain fairly constant. In the next six months, we plan to develop a relationship with a contract distiller to begin distilling our potato vodka. At the present time, we have no definitive agreement in place for any contract distiller.

To try to operate at a break-even level based upon our current level of proposed business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $50,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources.

As of September 30, 2007, we had cash or cash equivalents of $24,194.

Net cash used for operating activities was $10,056 from our inception on August 31, 2006 through September 30, 2007.

Cash flows used for investing activities were $65- from our inception on August 31, 2006 through September 30, 2007.

Cash flows provided by financing activities were $34,185 from our inception on August 31, 2006 through September 30, 2007.  These cash flows were all related to sales of stock and deferred offering costs.

Over the next twelve months our capital costs will be approximately $10,000 to $12,000 primarily to develop operations. We plan to buy office equipment to be used in our operations. In the next six months, we plan to develop a relationship with a contract distiller to begin distilling our potato vodka. At the present time, we have no definitive agreement in place for any contract distiller. We do not anticipate an extensive capital cost to develop this relationship. Eventually, we want to distill our own vodka at our own distillery. However, we have no definite plans to do so at this time and do not know what, if any, capital costs would be involved for us.

We believe that we have sufficient capital in the short term for our current level of operations. This is because we believe that we can attract sufficient product sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources would be needed to expand into additional locations, which we have no plans to do at this time. We do not anticipate needing to raise additional capital resources in the next twelve months. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

Our principal source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. economy. Because we plan to market a vodka product, a slow down in purchases of consumer goods could have a negative impact to our business in the future. We have no idea to what extent this may affect us. In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop customers and, consequently, our sales. If we succeed in developing customers for our vodka and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Plan of Operation.

At the present time, we have no cash flow. However,  we will adjust our expenses as necessary to prevent cash flow or liquidity problems. We are not presently in default or breach on any indebtedness. At the present time, we have no trade payables or judgments.

Currently, we are in the development stage and have not begun active operations. In the next six months, we plan to develop a relationship with a contract distiller to begin distilling our potato vodka. At the present time, we have no definitive agreement in place for any contract distiller. We do not anticipate an extensive capital cost to develop this relationship. Eventually, we want to distill our own vodka at our own distillery. However, we have no definite plans to do so at this time and do not know what, if any, capital costs would be involved for us.

         Once we develop a relationship with a contract distiller to begin distilling our potato vodka, we will begin marketing our vodka through liquor distributors. We have not identified any specific distributors at this time, but do not believe that there will be a substantial cost involved in the relationship with the distributors. Our principal cost will be marketing our product. At this point, we do not know the scope of our potential marketing costs but will use our existing resources to market our product. Our resources consist of our available cash and advances from Ms. Hyde, who has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

We believe that once we begin generating revenues, we can become profitable within one year, given sufficient sales. We believe that the timing of the completion of the milestones needed to become profitable can be achieved as we are presently organized with sufficient business.

Other than the shares offered by our last offering and advances from Ms. Hyde, no other source of capital has been identified or sought.

If we are not successful in our proposed operations we will be faced with several options:

1.	Cease operations and go out of business;

2.	Continue to seek alternative and acceptable sources of capital;

3.	Bring in additional capital that may result in a change of control; or

4.	Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources

Currently, we believe that we have sufficient capital or access to capital to implement our proposed business operations or to sustain them for the next twelve months. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

If we can sustain profitability, we could operate at our present level indefinitely.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Proposed Milestones to Implement Business Operations

At the present time, we are located in one location in Monte Vista, Colorado. To try to operate at a break-even level based upon our level of proposed business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we may need to raise additional funds. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

The results of our operations will depend, among other things, upon our ability to successfully distill and market a premium priced vodka product to the public. Further, there is the possibility that our proposed operations will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain the investment. Our operations may be affected by many factors, some of which are beyond our control.  The principal factors are the state of the general economy and changing consumer tastes. Any of these problems, or a combination thereof, could have a materially adverse affect on our viability as an entity. We may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

Eventually we plan to establish its distillery, to distill premium priced potato vodka, and to market this product on a nationwide basis. All sales would be made our distillery, which will be located at our principal office in Monte Vista, Colorado.

We have not yet built the distillery and are not marketing its product. When the vodka has been produced, we expect to utilize the expertise and existing business relationships of our principal officers to develop our opportunities. Operational decisions will be made solely by our management. However, our management has had limited experience in the distilled spirits business.

It should be noted that we do not have any history of operations and have not yet generated revenues. We are in the process of developing operations. During the first six months of 2008 we plan to finalize a contract with a third party distiller and to begin advertising in various media. During this period, we also plan to develop a web site for additional sales and promotions. To the extent that management is unsuccessful in keeping expenses in line with income, failure to affect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger. We have no plans for any type of business combination.

We believe that we can be profitable or at break even at the end of the current fiscal year, assuming sufficient sales. Based upon our current plans, we have adjusted our operating expenses so that cash generated from operations and from working capital financing is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $50,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

On the other hand, if we are not successful in our plan, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $50,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

In the event that we need additional capital, Ms. Hyde has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. Otherwise, no commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed. We expect to continue to generate and increase sales, but there can be no assurance we will generate sales sufficient to continue operations or to expand.

            In the next 12 months, we do not intend to spend any material funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements.

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality.

We do not expect our sales to be impacted by seasonal demands for our products and services.

DESCRIPTION OF OUR BUSINESS

General Information.

We are a Colorado corporation. We were incorporated on August 31, 2006. Our proposed business is to distill and market to the public a premium-priced potato vodka. We are a holding company to Rocky Mountain Distilleries, Inc., a wholly-owned subsidiary, which was incorporated in September, 2005 and which will be the actual operating company. Both we and our subsidiary are headquartered in Monte Vista, Colorado. We acquired the capital stock of Rocky Mountain Distilleries, Inc. in a tax-free exchange under the Internal Revenue Code in September, 2006.

In June, 2007, we completed a registered offering of our common shares under the provisions of the Colorado securities laws and under an exemption from the federal securities laws. We sold a total of 181,000 common shares at a price of $0.25 per share to a total of forty investors. We raised a total of $45,250 in this offering.

We have not been subject to any bankruptcy, receivership or similar proceeding.

Our address is 215 N. Washington Street, Monte Vista, Colorado 81144 Our telephone number is (719) 849-8162.

Organization

As of June 30, 2007, we are comprised of one corporation with one wholly-owned subsidiary, Rocky Mountain Distilleries, Inc., which was incorporated in September, 2005 and which will be the actual operating company. All of our operations will be conducted through Rocky Mountain Distilleries, Inc.

Overview of our Operations.

Our principal effort at this point will be to develop a market for our premium-priced vodka. We see our niche as being in the premium-priced potato vodka business, as opposed to the distilled grain spirits market in general. No single company currently dominates the premium-priced vodka business.

We plan to begin our operations by marketing potato vodka which has been distilled for us by third party contractors. Eventually, we plan to construct a distillery in Monte Vista, Colorado and to distill and market a premium-priced potato vodka produced at the distillery. Our initial marketing focus will be nationwide. We plan to sell its product directly to the public through distributors of alcoholic beverages.

At the present time, we have limited active operations. Through our subsidiary, we have always been in the development phase. These operations consist of developing the vodka formula and labeling and acquiring the distillery property. We plan to finance the distillery through a real estate loan on the property guaranteed by our principal officers.

We are not yet marketing any product. When the vodka has been produced, we expect to utilize the expertise and existing business relationships of our principal officers to develop our opportunities. Operational decisions will be made solely by our management. Our management has had limited experience in the distilled spirits business.

It should also be noted, however, that we do not have any history of operations. To the extent that management is unsuccessful in keeping expenses in line with income, failure to effect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger.

Industry Overview.

We see our principal competitors as all other premium vodka producers. The distilled spirits business is a large market. However, we seek to develop a niche in the premium vodka segment. We believe that this niche is substantial enough a new product such as ours. There are a number of companies which market premium vodka, but no single company dominates. There are recognized brand names such as Absolut, Grey Goose, Stolichnaya, and Kettle One. However, consumer tastes are very dynamic and subject to sudden change. In any event, almost all of the companies in this industry have greater resources and expertise than we do. Our principal effort at this point will be to develop a market for our premium-priced vodka.

Marketing and Promotion.

Our  initial marketing plan is to focus completely on developing a market niche. To that end, we  plan to develop a marketing program to differentiate ourselves from our competitors’ products. The target market is anticipated to be professional and wealthy males and females, twenty-five to seventy years old. We  plan to markets its product directly to the public through sales to liquor distributors. We plan to utilize the expertise of our principal officers to develop our business. Each individual will utilize previous contacts in business to develop potential opportunities. As of the date of this prospectus, we have not yet begun or marketing activity.

Patents and Trademarks.

We do not currently have any patent or trademark protection for our proposed product but plan to file for trademark protection..

Competition.

We see our  principal competitors as all other premium vodka producers.  All of our competitors are larger than us and have substantially greater financial, marketing and other resources than we do. Our business is highly competitive. We will be competing with numerous established companies having substantially greater financial resources and experience than we do. There can be no guarantee that we  will ever be able to compete successfully.

Government and Industry Regulation.

Our product will be regulated by the Federal law regarding the production and sale of alcohol. Otherwise, we are not expected to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Employees

We have one full-time employee: Ms. Hyde, our President. Ms. Hyde does not draw a salary or receive any other kind of compensation. However, we reimburse our employee for all necessary and customary business related expenses.  We have no plans or agreements which provide health care, insurance or compensation on the event of termination of employment or change in our control.  We do not pay our Directors separately for any Board meeting they attend.

DESCRIPTION OF PROPERTY

We occupy a total of 19,000 square feet of office and manufacturing space on a rent-free basis from one of our officers, Mrs. Hyde. This space is considered to be sufficient for us at the present time. We have no plans to acquire additional space.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Dana Hyde 215 N. Washington Street Monte Vista, Colorado 81144	70	President, Director

James Hyde 215 N. Washington Street Monte Vista, Colorado 81144	75	Secretary, Treasurer and Director

    The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons. James and Dana Hyde are husband and wife.

Background Information about Our Officers and Directors.

Dana Hyde has been our  President and a Director since its inception.  She has been involved in this business since 2005 through Rocky Mountain Distilleries, Inc., our wholly-owned subsidiary. This has been her principal occupation during this period. She worked as a Psychotherapist prior to this time. She was in private practice from 1998 to 2005. In addition, she has the following degrees from Trinity University: Bachelors of Science Degree in Psychology, 1992 (Conferred with Distinction); Masters of Science Degree in Psychology, 1995; and Doctorate of Philosophy in Psychology, 1999. Ms. Hyde attended Arlington State College in 1954. James and Dana Hyde are husband and wife.

James Hyde has been our Secretary, Treasurers and a Director since its inception. He has been involved in this business since 2005, through Rocky Mountain Distilleries, Inc., our wholly-owned subsidiary. This has been his principal occupation during this period.  He has been a State of New Mexico Licensed Home Builder from 1994 to the present. He worked for  James Hyde doing business as Taos Valley Construction from 1994 to 2005. He has also been a self-employed Building Contractor since 1962, and a Texas Real Estate Broker from 1959 to 1995. He attended Arlington State College from 1950 to1952. He has a B.S. degree in Geology from Texas University. James and Dana Hyde are husband and wife.

Executive Compensation

Our officers and directors do not receive any compensation for their services rendered to us, nor have they received such compensation in the past.  As of the date of this registration statement, we have no funds available to pay the officers and directors.  Further, the officers and directors are not accruing any compensation pursuant to any agreement with us. We have no plans to pay any compensation to our officers or directors in the future.

     None of our officers and directors will receive any finder’s fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein.

    No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his or her shares and possesses sole voting and dispositive power with respect to the shares. A total of 8,248,020 shares are issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class

Dana Hyde (2)	7,414,000	89.8%
215 N. Washington Street
Monte Vista, Colorado 81144

James Hyde (2)	7,414,000	89.8%
215 N. Washington Street
Monte Vista, Colorado 81144

All Officers and Directors as a Group	7,414,000	89.8%
(two persons)
___________________

(1)	All shares of owned beneficially or of record.
(2)	James and Dana Hyde collectively own 7,414,000 shares, which constitute 83% of the Company. No one else owns 10% or more of the Company. James Hyde and Dana Hyde are husband and wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We currently occupy office space on a rent-free basis from one of our officers, Ms. Dana Hyde.

DESCRIPTION OF SECURITIES

    Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share and 1,000,000 shares of Preferred Stock, $0.01 par value per share to have such preferences as our board of directors may determine from time to time. At October 15, 2007, a total of 8,248,020 common shares and no shares of Preferred Stock were issued and outstanding.

Common Stock.

    The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock.

    Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options.

    We have not issued any options or other derivative securities.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name(1)	Amount of Shares	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering

BROOKE N ANDLER	2,000	2,000	-0-	-0-%
DAVID J ARMSTRONG	2,000	2,000	-0-	-0-%
JANICE ARMSTRONG	2,000	2,000	-0-	-0-%
SCOTT BARONE	2,000	2,000	-0-	-0-%
LINDA BENZ	2,000	2,000	-0-	-0-%
BRAD P BENZ	2,000	2,000	-0-	-0-%
RICHARD B BLYTHE	6,000	6,000	-0-	-0-%
ROBERT A BOLTON	2,000	2,000	-0-	-0-%
GINA M BOLTON	2,000	2,000	-0-	-0-%
JEFFERY T BOLTON	2,000	2,000	-0-	-0-%
FRANKLIN CARR	1,000	1,000	-0-	-0-%
VICKI K CASCHETTE	2,000	2,000	-0-	-0-%
MICHAEL A CASELMAN	2,000	2,000	-0-	-0-%
PAT CODY	4,000	4,000	-0-	-0-%
TAMELA J COX	2,000	2,000	-0-	-0-%
RALPH DERING	2,000	2,000	-0-	-0-%
JENNIFER E DOWNING	2,000	2,000	-0-	-0-%
JOHN D DRAFTS	2,000	2,000	-0-	-0-%
ALICE FOSTER	2,000	2,000	-0-	-0-%
PHILLIP B FOSTER	2,000	2,000	-0-	-0-%
JAMES K GUBBINS	1,000	1,000	-0-	-0-%
JERARD D HAAG	4,000	4,000	-0-	-0-%
RICHARD J HALL	2,000	2,000	-0-	-0-%
CATHERINE A HALL	2,000	2,000	-0-	-0-%
MADISON HANKE	2,000	2,000	-0-	-0-%
KIMBERLY HIDALGO	2,000	2,000	-0-	-0-%
C. GARY HINCHCLIFF	2,000	2,000	-0-	-0-%
LESLIE A. JANSEN	2,000	2,000	-0-	-0-%
JUDITH E. JONES	2,000	2,000	-0-	-0-%
BRUCE E KOBEY	2,000	2,000	-0-	-0-%
JOHN D KUCERA	2,000	2,000	-0-	-0-%
ROBERT C. LOEWEN	2,000	2,000	-0-	-0-%
JYOTISNA MALHOTRA	2,000	2,000	-0-	-0-%
DEEPAK MALHOTRA	2,000	2,000	-0-	-0-%
BRETT R. MARTIN	2,000	2,000	-0-	-0-%
DEREK J. MARTIN	2,000	2,000	-0-	-0-%
GRANT R MARTIN	2,000	2,000	-0-	-0-%
JADE E MARTIN	2,000	2,000	-0-	-0-%

Name(1)	Amount of Shares	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering

MICHAEL MELL	2,000	2,000	-0-	-0-%
RAMSET A MESEC	2,000	2,000	-0-	-0-%
MARK D MILLER	2,000	2,000	-0-	-0-%
DENNIS MURPHY	2,000	2,000	-0-	-0-%
RICK E MURPHY	2,000	2,000	-0-	-0-%
ROBB MURPHY	4,000	4,000	-0-	-0-%
SHEILA SULLIVAN-MYERS	2,000	2,000	-0-	-0-%
MELISSA MYERS	2,000	2,000	-0-	-0-%
ASHLEY MYERS	2,000	2,000	-0-	-0-%
DAVID A MYERS	2,000	2,000	-0-	-0-%
WILLIAM C PATTERSON	2,000	2,000	-0-	-0-%
SHARIE PHILLIPS	2,000	2,000	-0-	-0-%
J. STEWART RACEY	2,000	2,000	-0-	-0-%
WAYNE D ROSTAD	2,000	2,000	-0-	-0-%
MICHAEL C ROTH	2,000	2,000	-0-	-0-%
DAN RUDDEN	2,000	2,000	-0-	-0-%
JOHN P RYAN	1,000	1,000	-0-	-0-%
PATRICK V RYAN	2,000	2,000	-0-	-0-%
JERRY SCHEMPP	2,000	2,000	-0-	-0-%
MATTHEW SCHEMPP	2,000	2,000	-0-	-0-%
KURT D SCHUMAN	2,000	2,000	-0-	-0-%
ERIC G SCHUMAN	2,000	2,000	-0-	-0-%
ELLIE C SCHUMAN	2,000	2,000	-0-	-0-%
BENJAMIN R SCHUMAN	2,000	2,000	-0-	-0-%
WENDY C SCHUMAN	2,000	2,000	-0-	-0-%
EMMA E SCHUMAN	2,000	2,000	-0-	-0-%
KEVIN D SMITH	2,000	2,000	-0-	-0-%
ROBERT R STECKMAN	2,000	2,000	-0-	-0-%
CALVIN L STEGINK	2,000	2,000	-0-	-0-%
CAROL L STEGINK	2,000	2,000	-0-	-0-%
DONALD STOLTZ	2,000	2,000	-0-	-0-%
BRIAN M SUMP	4,000	4,000	-0-	-0-%
NATHAN J SUNGY	2,000	2,000	-0-	-0-%
MICHAEL J SWEENEY	2,000	2,000	-0-	-0-%
TD AMERITRADE CLEARING INC	2,000	2,000	-0-	-0-%
KUNTAL N VORA	3,000	3,000	-0-	-0-%
ROBIN R VORA	3,000	3,000	-0-	-0-%
KIMBERLEE WILCOX	2,000	2,000	-0-	-0-%
KEVIN L WILCOX	2,000	2,000	-0-	-0-%
ROBERT WILCOX	4,000	4,000	-0-	-0-%

Name(1)	Amount of Shares	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering

TROY WILCOX	2,000	2,000	-0-	-0-%
MICKEY WILKINSON	2,000	2,000	-0-	-0-%
BOYD WILKINSON	2,000	2,000	-0-	-0-%
ROSEMARIE WILKINSON	2,000	2,000	-0-	-0-%
CHANNING N WILSON	2,000	2,000	-0-	-0-%
MARK WOMACK	2,000	2,000	-0-	-0-%
Total	181,000	181,000	-0-	-0-%

__________________

(1) All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of June 30, 2007, based upon information provided by the selling stockholders or otherwise known to us.

(2)  Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

 PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions.  The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $0.25 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

▪	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

▪	through the writing of options, whether such options are listed on an options exchange or otherwise;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	short sales;

▪	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

▪	a combination of any such methods of sale; and

▪	any other method permitted pursuant to applicable law.

▪	The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

    The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

    Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

    In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

    The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.  The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

    The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

    Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

    We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

    If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

    The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

    Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS.

    There is no litigation pending or threatened by or against us.

LEGAL MATTERS

    The validity of the shares of common stock to be sold in the offering will be passed upon for us by the law firm of David Wagner & Associates, P.C. The firm owns 250,000 shares of our common stock.

EXPERTS

Our financial statements from inception (August 31, 2006) through June 30, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Ronald R. Chadwick, P.C., of Aurora, Colorado, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting. In addition, we have provided unaudited statements for the fiscal quarter ended September 30, 2007.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the registration statement and its exhibits.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our consolidated financial statements commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

Great Spirits, Inc.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

  With Independent Accountant’s Audit Report

For the period August 31, 2006 (Inception) Through June 30, 2007 and for the three months ended September 30, 2007 (Unaudited)

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Great Spirits, Inc.
Monte Vista, Colorado

I have audited the accompanying consolidated balance sheet of Great Spirits, Inc. (a development stage company) as of June 30, 2007 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from August 31, 2006 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Spirits, Inc. as of June 30, 2007 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from August 31, 2006 (inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                                /s/ Ronald R. Chadwick, P.C.
September 4, 2007                                                                     RONALD R. CHADWICK, P.C.

Great Spirits, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS		Unaudited
	June 30,	September 30,
	2007	2007

Current Assets - Cash	$33,605	$24,194

TOTAL ASSETS	$33,605	$24,194

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Accounts payable	$4,635	$750
Advances from officer	0	65

Total current liabilities	4,635	815

TOTAL LIABILITIES	$4,635	$815

SHAREHOLDERS' EQUITY
Preferred stock, par value $.10 per share; Authorized
1,000,000 shares; issued and outstanding -0- shares.	-

Common Stock, par value $.001 per share; Authorized
50,000,000 shares; issued and outstanding 8,248,020 shares.	8,248	8,248

Capital paid in excess of par value	34,003	33,437

Retained earnings (deficit)	(13,281)	(18,306)

TOTAL SHAREHOLDERS' EQUITY	28,970	23,379

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$33,605	$24,194

The accompanying notes are an integral part of these financial statements.

Great Spirits, Inc.
(A Development Stage Company)
Consolidated Statement of Operations

		Unaudited
	August 31,		August 31,
	2006 Inception	Three month	2006 Inception
	through	period ended	through
	June 30,	September 30,	September 30,
	2007	2007	2007

Revenue	$-	$-	$-

General and adminstrative expenses
Accounting	-	3,250	3,250
Bank charges	-	19	19
Consulting	7,500	1,000	8,500
Licensing	346	-	346
Office	-	598	598
Research & development	800	-	800
Stock transfer fees	4,635	158	4,793

Total General and administrative expenses	13,281	5,025	18,306

Net (Loss)	(13,281)	(5,025)	(18,306)

Basic (Loss) Per Share	(0.00)	(0.00)	(0.00)

Weighted Average Common Shares
Outstanding	8,066,347	8,248,020	8,248,020

The accompanying notes are an integral part of these financial statements.

Great Spirits, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows

		Unaudited
	August 31,		August 31,
	2006 Inception	Three month	2006 Inception
	through	period ended	through
	June 30,	September 30,	September 30,
	2007	2007	2007

Net (Loss)	$(13,281)	$(5,025)	$(18,306)
Adjustments to reconcile decrease in net assets to net cash
provided by operating activities:

Stock issued for services	7,500	-	7,500
Increase in accounts payable	4,635	(3,885)	750

Net cash (used) in operation activities	(1,146)	(8,910)	(10,056)

Cash flows from investing activities:
Advances received from officer	1,000	65	1,065
Advances paid to officer	(1,000)	-	(1,000)

Net cash (used) in investing activities	-	65	65

Cash flows from financing activities:
Issuance of common stock	45,251	-	45,251
Deferred offering costs	(10,500)	(566)	(11,066)

Net cash provided from financing activities	34,751	(566)	34,185

Net increase in cash	33,605	(9,411)	24,194
Cash at beginning of period	-	33,605	-

Cash at end of period	$33,605	$24,194	$24,194

Supplemental disclosure information:
Stock issued for services	$7,500	$-	$7,500

The accompanying notes are an integral part of these financial statements.

Great Spirits, Inc.
(A Development Stage Company)
Consolidated Statement of Shareholders' Equity
As of June 30, 2007

	Number Of		Capital Paid	Retained
	Common	Common	in Excess	Earnings
	Shares Issued	Stock	of Par Value	(Deficit)	Total

Balance at August 31, 2006 (Inception)	-	$-	$-	$-	$-

September 1, 2006 issued 7,500,000
shares of par value $.001 common stock
for all outsatnding shares of Rocky Mountain
Distilleries, Inc.	7,500,000	7,500	-		7,500

September 1, 2006 issued 500,000
shares of par value $.001 common stock
for cash of $500 or $.001 per share	500,000	500	-		500

November 10, 2006 issued 20,000
shares of par value $.001 common stock
for cash of $3,000 or $.15 per share	20,000	20	2,980		3,000

November 24, 2006 issued 6,670
shares of par value $.001 common stock
for cash of $1,000.50 or $.15 per share	6,670	7	994		1,001

December 11, 2006 issued 13,340
shares of par value $.001 common stock
for cash of $2,001 or $.15 per share	13,340	13	1,988		2,001

December11, 2006 issued 13,670
shares of par value $.001 common stock
for cash of $2,050 or $.15 per share	13,670	14	2,036		2,050

January 3, 2007 issued 13,340
shares of par value $.001 common stock
for cash of $2,001 or $.15 per share	13,340	13	1,988		2,001

June 18, 2007 issued 147,000
shares of par value $.001 common stock
for cash of $36,750 or $.25 per share	147,000	147	36,603		36,750

Deffered offering costs	-	-	(21,052)		(21,052)

June 24, 2007 issued 34,000
shares of par value $.001 common stock
for cash of $8,500 or $.25 per share	34,000	34	8,466		8,500

Net (Loss)	-	-	-	(13,281)	(13,281)

Balance at June 30, 2007	8,248,020	8,248	34,003	(13,281)	28,970

Defereed offering costs			(566)		(566)

Net (Loss)	-	-	-	(5,025)	(5,025)

Balance at September 30, 2007 - Unaudited	8,248,020	$8,248	$33,437	$(18,306)	$23,379

he accompanying notes are an integral part of these financial statements.

Great Spirits, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 31, 2006 (Inception) Through June 30, 2007 and for the three months ended September 30, 2007 (Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies

ORGANIZATION
Great Spirits, Inc. (the “Company”), was incorporated as a holding company in the State of Colorado on August 31, 2006. The Company was formed to distill and market a premium priced potato vodka to the public.

Rocky Mountain Distilleries, Inc. is a wholly-owned subsidiary of the Company. It was incorporated as a Colorado corporation on September 26, 2005 to act as a vodka producer and marketer. The Company may also engage in any business that is permitted by law, as designated by the board of directors of the Company.

On September 1, 2006, in an acquisition classified as a transaction between parties under common control, Great Spirits, Inc. acquired all the outstanding common shares of Rocky Mountain Distilleries, Inc. (7,500,000 shares of Great Spirits, Inc common shares were issued for 100 common shares of Rocky Mountain Distilleries, Inc.), making Rocky Mountain Distilleries, Inc. a wholly owned subsidiary of Great Spirits, Inc. The results of operations of Great Spirits, Inc. and Rocky Mountain Distilleries, Inc. have been consolidated from September 1, 2006 forward.

DEVELOPMENT STAGE
The Company is currently in the developmental stage and has no significant operations to date.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS
For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with maturity of three months or less to be cash equivalents.

Cash paid for interest during the period was $0.  Cash paid for income taxes during the period was $0.

Great Spirits, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 31, 2006 (Inception) Through June 30, 2007 and for the three months ended September 30, 2007 (Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

BASIC EARNINGS PER SHARE
The basic earnings (loss) per common share are computed by dividing the net income (loss) for the period by the weighted average number of shares outstanding at June 30, 2007 and September 30, 2007.

REVENUE RECOGNITION
The Company will be producing and marketing vodka. The revenue is recognized when the product is delivered. As of  June 30, 2007 and September 30, 2007 the Company has had no operations.

Note 2 – Basis of Presentation

In the course of its life the Company has had limited operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management filed a Limited Offering Registration with the State of Colorado to acquire capital.  Management believes this will contribute toward its operations and subsequent profitability.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Related Party Events

The Company currently has an office located at an address maintained by the President on a rent free basis.

Note 4 – Capital Stock

The Company authorized 50,000,000 shares of no par value common stock.  Through December 31, 2006, the Company issued a total of 8,053,680 shares raising $8,552.

On September 1, 2006 the Company issued 7,500,000 shares of $.001 par value common stock for all of the shares of Rocky Mountain Distilleries, Inc. valued at $7,500 or $.001 per share. On September 1, 2006 the Company issued 500,000 shares of $.001 par value common stock for $500 or $.001 per share.

On November 10, 2006 the Company issued 20,000 shares of $.001 par value common stock for $3,000 or $.15 per share.

Great Spirits, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 31, 2006 (Inception) Through June 30, 2007 and for the three months ended September 30, 2007 (Unaudited)

Note 4 – Capital Stock (continued)

On November 24, 2006 the Company issued 6,670 shares of $.001 par value common stock for $1,000.50 cash or $.15 per share.

On December 10, 2006 the Company issued 13,340 shares of $.001 par value common stock for $2,001 cash or $.15 per share.

On December 10, 2006 the Company issued 13,670 shares of $.001 par value common stock for $2,050.50 cash or $.15 per share.

On January 3, 2007 the Company issued 13,340 shares of $.001 par value common stock for $2,001.00 cash or $.15 per share.

On June 18, 2007, as part of a private offering,  the Company issued 147,000 shares of $.001 par value common stock for $36,750 cash or $..25 per share.

On June 24, 2007, as part of a private offering,  the Company issued 34,000 shares of $.001 par value common stock for $8,500 cash or $..25 per share.

In addition the Company incurred deferred offering expenses of $21,052.33 that directly reduces the proceeds received from the offering. If the offering had been unsuccessful these expenses would have been deducted in the period in which the offering was unsuccessful.

The Company authorized 1,000,000 shares of no par value, preferred stock, to have such preferences as the Directors of the Company may assign from time to time. No preferred stock is either issued or outstanding as of June 30, 2007 and September 30, 2007.

The Company has declared no dividends through June 30, 2007 and September 30, 2007.

Great Spirits, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 31, 2006 (Inception) Through June 30, 2007 and for the three months ended September 30, 2007 (Unaudited)

Note 5 -  Income Taxes

At June 30, 2007 and September 30, 2007, the Company had a tax loss of $(13,281) and $(5,025) respectively. As of June 30, 2007 and September 30, 2007 the Company has fully allowed for these losses in the valuation allowance. The valuation allowance offset the net deferred tax asset for which there is no assurance of recovery.

The net operating loss carry forward will expire in 2027 and 2028 respectively.

GREAT SPIRITS, INC.

181,000
Shares of Common Stock
Par Value $0.001 Per Share

November       , 2007

Until  ___________, 2008 all dealers that effect transactions in the shares offered by this prospectus,  whether or not participating in the offering,— may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a copy of this prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

    Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

    Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25. Other expenses of issuance and distribution.

    Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

SEC Registration fee	$30
Accounting fees and expenses	$2,000
Legal fees and expenses	$20,000
Printing expenses	$1,000
Miscellaneous	$970	*

TOTAL	$24,000
________

*Estimated

Item 26. Recent sales of unregistered securities.

    Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

    On September 1, 2006, we issued common shares at $.001 per share for cash to the following persons and entities:

Name	Shares Issued
James Hyde and Dana Hyde	7,500,000
David Wagner & Associates, P.C.	250,000
Edwards Investments, LLC	250,000

Total	8,000,000

    In December, 2006 we issued common shares at $.15 per share for cash to the following persons:

Name	Shares Issued

Bobby F. or Clorinda Duran	10,000

Andrew & Roberta Gonzales	10,000

Robert P. Vaccarella	6,670

Walter & Tracey McKinney	7,000

Matthew & Deborah Powers	6,670

Norman Seck	6,670

Don & Linda Ahlgren	6,670

Lalah Dee Chaney	6,670

Wendell F. White, Jr.	6,670

Total	67,020

 In the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments. In all of the transactions shown above, we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported in this section.

On February 15, 2007, we filed with the Colorado Division of Securities (the "Division"), Denver, Colorado, a Limited Registration Offering Statement under cover of Form RL pursuant to the Colorado Securities Code, relating to a proposed offering of up to 400,000 Common Shares of us. The Registration was declared effective by the Division on April 5, 2007. We sold a total of 181,000 common shares at a price of $0.25 per share to a total of forty investors. We raised a total of $45,250 in this offering. We relied on Rule 504 of Regulation D for the federal exemption. The sales were made under Colorado law pursuant to a Disclosure Document under cover of Form RL pursuant to the Colorado Securities Code. We relied upon exemption under Section 3(b) including Rule 504 there under, as amended for all investors because of their close relationship to us, the availability of information, and the filing of a Form D. The shares were sold through our officers and directors.

         Under this offering, we issued common shares at $0.25 per share for cash to the following persons and entities in June, 2007:

Name(1)	Amount of Shares

BROOKE N ANDLER	2,000
DAVID J ARMSTRONG	2,000
JANICE ARMSTRONG	2,000
SCOTT BARONE	2,000
LINDA BENZ	2,000
BRAD P BENZ	2,000
RICHARD B BLYTHE	6,000
ROBERT A BOLTON	2,000
GINA M BOLTON	2,000
JEFFERY T BOLTON	2,000
FRANKLIN CARR	1,000
VICKI K CASCHETTE	2,000
MICHAEL A CASELMAN	2,000
PAT CODY	4,000
TAMELA J COX	2,000
RALPH DERING	2,000
JENNIFER E DOWNING	2,000
JOHN D DRAFTS	2,000
ALICE FOSTER	2,000
PHILLIP B FOSTER	2,000
JAMES K GUBBINS	1,000
JERARD D HAAG	4,000
RICHARD J HALL	2,000
CATHERINE A HALL	2,000
MADISON HANKE	2,000
KIMBERLY HIDALGO	2,000
C. GARY HINCHCLIFF	2,000
LESLIE A. JANSEN	2,000
JUDITH E. JONES	2,000
BRUCE E KOBEY	2,000
JOHN D KUCERA	2,000
ROBERT C. LOEWEN	2,000
JYOTISNA MALHOTRA	2,000
DEEPAK MALHOTRA	2,000
BRETT R. MARTIN	2,000
DEREK J. MARTIN	2,000
GRANT R MARTIN	2,000
JADE E MARTIN	2,000

Name(1)	Amount of Shares

MICHAEL MELL	2,000
RAMSET A MESEC	2,000
MARK D MILLER	2,000
DENNIS MURPHY	2,000
RICK E MURPHY	2,000
ROBB MURPHY	4,000
SHEILA SULLIVAN-MYERS	2,000
MELISSA MYERS	2,000
ASHLEY MYERS	2,000
DAVID A MYERS	2,000
WILLIAM C PATTERSON	2,000
SHARIE PHILLIPS	2,000
J. STEWART RACEY	2,000
WAYNE D ROSTAD	2,000
MICHAEL C ROTH	2,000
DAN RUDDEN	2,000
JOHN P RYAN	1,000
PATRICK V RYAN	2,000
JERRY SCHEMPP	2,000
MATTHEW SCHEMPP	2,000
KURT D SCHUMAN	2,000
ERIC G SCHUMAN	2,000
ELLIE C SCHUMAN	2,000
BENJAMIN R SCHUMAN	2,000
WENDY C SCHUMAN	2,000
EMMA E SCHUMAN	2,000
KEVIN D SMITH	2,000
ROBERT R STECKMAN	2,000
CALVIN L STEGINK	2,000
CAROL L STEGINK	2,000
DONALD STOLTZ	2,000
BRIAN M SUMP	4,000
NATHAN J SUNGY	2,000
MICHAEL J SWEENEY	2,000
TD AMERITRADE CLEARING INC	2,000
KUNTAL N VORA	3,000
ROBIN R VORA	3,000
KIMBERLEE WILCOX	2,000
KEVIN L WILCOX	2,000
ROBERT WILCOX	4,000

Name(1)	Amount of Shares

TROY WILCOX	2,000
MICKEY WILKINSON	2,000
BOYD WILKINSON	2,000
ROSEMARIE WILKINSON	2,000
CHANNING N WILSON	2,000
MARK WOMACK	2,000
Total	181,000

Item 27. Exhibits.

    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Articles of Incorporation of Great Spirits, Inc.
3.2	Bylaws of Great Spirits, Inc.
5.1	Opinion of David Wagner & Associates, P.C.
21.1	List of Subsidiaries
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5.1)

Item 28. Undertakings

    The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Monte Vista, State of Colorado.

Great Spirits, Inc.
Date: November 1, 2007	By:	/s/ Dana Hyde
Dana Hyde, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November 1, 2007	By:	/s/ Dana Hyde
Dana Hyde, President, Director

Date: November 1, 2007	By:	/s/ James Hyde
Secretary, Treasurer, Director